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                                                                  EXHIBIT 3.1(c)


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                  THIRD RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            PIONEER COMPANIES, INC.


                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware


                 We, Joshua A. Polan, Vice President, and William L. Mahone, Assistant Secretary of Pioneer Companies, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

                 FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Third Restated Certificate of Incorporation of said corporation:

                 That Article FOURTH be amended by adding the following paragraphs immediately following paragraph D of Article
                 FOURTH:

                                        "E.  At 5 p.m. New York City time on
                                        the effective date of this amendment
                                        (the "Effective Time") each share of
                                        Class A Common stock issued and
                                        outstanding immediately prior to the
                                        Effective  Time (the "Old Class A
                                        Common Stock") shall automatically and
                                        without any action on the part  of the
                                        holder thereof be reclassified as and
                                        changed into one-fourth (1/4) of a
                                        share of Class A Common Stock (the "New
                                        Class A Common Stock"), subject to the
                                        treatment of fractional share interests
                                        as described below.  Such
                                        reclassification and change of Old
                                        Class A Common Stock into New Class A
                                        Common Stock shall not change the par
                                        value per share of the shares
                                        reclassified and changed, which par
                                        value shall remain $.01 per share.
                                        Each holder of a certificate or
                                        certificates which immediately prior to
                                        the Effective Time represented
                                        outstanding shares of Old Class A
                                        Common Stock  (the "Old Class A
                                        Certificates,"  whether one or more)
                                        shall be entitled to receive upon
                                        surrender of such Old Class A
                                        Certificates to the Corporation's
                                        Transfer Agent for cancellation, a
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                                        certificate or certificates (the "New
                                        Class A Certificates," whether one or
                                        more) representing the number of whole
                                        shares of New Class A Common Stock into
                                        which and for which the shares of the
                                        Old Class A Common Stock formerly
                                        represented by such old Class A
                                        Certificates so surrendered, are
                                        reclassified under the terms hereof.
                                        From and after the Effective Time, Old
                                        Class A Certificates shall represent
                                        only the right to receive New Class A
                                        Certificates (and, where applicable,
                                        cash in lieu of fractional shares, as
                                        provided below) pursuant to the
                                        provisions hereof.  No certificates or
                                        scrip representing fractional share
                                        interests in New Class A Common Stock
                                        will be issued, and no such fractional
                                        share interest will entitle the holder
                                        thereof to vote, or to any rights of a
                                        stockholder of the Corporation.  A
                                        holder of Old Class A Certificates
                                        shall receive, in lieu of any fraction
                                        of a share of New Class A Common Stock
                                        to which the holder would otherwise be
                                        entitled, a cash payment therefor in an
                                        amount equal to the product of  (a) the
                                        number of shares of Old Class A Common
                                        Stock that would otherwise be converted
                                        into a fractional interest pursuant to
                                        the reclassification effected hereby
                                        and (b) the average of the high bid and
                                        low asked prices of one share of Old
                                        Class A Common Stock, as reported on
                                        the NASD OTC Bulletin Board, for the
                                        ten business days immediately preceding
                                        the effective date of this amendment
                                        for which transactions in Old Class A
                                        Common Stock are reported thereon.  If
                                        more than one Old Class A Certificate
                                        shall be surrendered at one time for
                                        the account of the same stockholder,
                                        the number of full shares of New Class
                                        A Common Stock for which New Class A
                                        Certificates shall be issued shall be
                                        computed on the basis of the aggregate
                                        number of shares represented by the Old
                                        Class A Certificates so surrendered.
                                        If any New Class A Certificates is to
                                        be issued in a name other than that in
                                        which the Old Class A Certificates
                                        surrendered for exchange are issued,
                                        the Old Class A Certificates so
                                        surrendered shall be properly endorsed
                                        and otherwise in proper form for
                                        transfer, and the person or persons
                                        requesting such exchange shall affix
                                        any requisite stock transfer tax stamps
                                        to the Old Class A Certificates
                                        surrendered, or provide funds for their
                                        purchase, or establish to


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                                        the satisfaction of the Transfer Agent
                                        that such taxes are not payable.  From
                                        and after the Effective Time, the
                                        amount of capital represented by the
                                        shares of the New Class A Common Stock
                                        into which and for which the shares of
                                        the Old Class A Common Stock are
                                        reclassified under the terms hereof
                                        shall be the same as the amount of
                                        capital represented by the shares of
                                        Old Class A Common Stock so
                                        reclassified, until thereafter reduced
                                        or increased in accordance with
                                        applicable law.

                                        F.  At the Effective Time, each share
                                        of Class B Common Stock issued and
                                        outstanding immediately prior to the
                                        Effective Time (the "Old Class B Common
                                        Stock") shall automatically and without
                                        any action on the part of the holder
                                        thereof be reclassified as and changed
                                        into one-fourth (1/4) of a share of
                                        Class B Common Stock (the "New Class B
                                        Common Stock"), subject to the
                                        treatment of fractional share interests
                                        as described below.  Such
                                        reclassification and change of Old
                                        Class B Common Stock into New Class B
                                        Common Stock shall not change the par
                                        value per share of the shares
                                        reclassified, which par value shall
                                        remain $.01 per share.  Each holder of
                                        a certificate or certificates which
                                        immediately prior to the Effective Time
                                        represented outstanding shares of Old
                                        Class B Common Stock (the "Old Class B
                                        Certificates," whether one or more)
                                        shall be entitled to receive upon
                                        surrender of such Old Class B
                                        Certificates to the Corporation's
                                        Transfer Agent for cancellation, a
                                        certificate or certificates (the "New
                                        Class B Certificates," whether one or
                                        more) representing the number of whole
                                        shares of New Class B Common Stock into
                                        which and for which the shares of the
                                        Old Class B Common Stock formerly
                                        represented by such Old Class B
                                        Certificates so surrendered, are
                                        reclassified under the terms hereof.
                                        From and after the Effective Time, Old
                                        Class B Certificates shall represent
                                        only the right to receive New Class B
                                        Certificates (and, where applicable,
                                        cash in lieu of fractional shares, as
                                        provided below) pursuant to the
                                        provisions hereof.  No certificates or
                                        scrip representing fractional share
                                        interests in New Class B Common Stock
                                        will be issued, and no such fractional
                                        share interest will entitle the holder
                                        thereof to vote, or to any


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                                        rights of a stockholder of the
                                        Corporation.  A holder of Old Class B
                                        Certificates shall receive, in lieu of
                                        any fraction of a share of New Class B
                                        Common Stock to which the holder would
                                        otherwise be entitled, a cash payment
                                        therefor in an amount equal to the
                                        product of (a) the number of shares of
                                        Old Class B Common Stock that would
                                        otherwise be converted into a
                                        fractional interest pursuant to the
                                        reclassification effected hereby and
                                        (b) the average of the high bid and low
                                        asked prices of one share of Old Class
                                        A Common Stock, as reported on the NASD
                                        OTC Bulletin Board, for the ten
                                        business days immediately preceding the
                                        effective date of this amendment for
                                        which transactions in Old Class A
                                        Common Stock are reported thereon.  If
                                        more than one Old Class B Certificate
                                        shall be surrendered at one time for
                                        the account of the same stockholder,
                                        the number of full shares of New Class
                                        B Common Stock for which New Class B
                                        Certificates shall be issued shall be
                                        computed on the basis of the aggregate
                                        number of shares represented by the Old
                                        Class B Certificates so surrendered.
                                        If any New Class B Certificate is to be
                                        issued in a name other than that in
                                        which the Old Class B Certificates
                                        surrendered for exchange are issued,
                                        the Old Class B Certificates so
                                        surrendered shall be properly endorsed
                                        and otherwise in proper form for
                                        transfer, and the person or persons
                                        requesting such exchange shall affix
                                        any requisite stock transfer tax stamps
                                        to the Old Class B Certificates
                                        surrendered, or provide funds for their
                                        purchase, or establish to the
                                        satisfaction of the Transfer Agent that
                                        such taxes are not payable.  From and
                                        after the Effective Time, the amount of
                                        capital represented by the shares of
                                        the New Class B Common Stock into which
                                        and for which the shares of the Old
                                        Class B Common Stock are reclassified
                                        under the terms hereof shall be the
                                        same as the amount of capital
                                        represented by the shares of Old Class
                                        B Common Stock so reclassified, until
                                        thereafter reduced or increased in
                                        accordance with applicable law."

                 SECOND: That the stockholders of said corporation, at a meeting duly held, have approved said amendment in accordance with the General Corporation Law of the State of Delaware.


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                 THIRD:   That the aforesaid amendment was duly adopted in
         accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its duly authorized officers this 27th day of April, 1995.


                                           /s/  JOSHUA A. POLAN
                                        ---------------------------
                                        Name:   Joshua A. Polan
                                        Title:  Vice President


                                           /s/  WILLIAM L. MAHONE
                                        ---------------------------
                                        Name:   William L. Mahone
                                        Title:  Assistant Secretary


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